HOME BANCSHARES

NASDAQ: HOMB

www.homebancshares.com

Exhibit 99.2

This presentation contains forward-looking statements which include, but are not limited to, statements about the benefits of the business combination transaction involving Home and Broward, including future financial and operating results, the combined company’s plans, objectives, expectations, goals and outlook for the future. Statements in this presentation that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-
looking statements, including, but not limited to, (i) the possibility that the acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Home’s stock price before closing, (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Broward operate; (iv) the ability to promptly and effectively integrate the businesses of Home and Broward; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; and (vi) diversion of management time on acquisition-related issues.  Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on
Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange
Commission.

•
Purchase all of the issued and outstanding shares of
common stock of Broward Financial Holdings, Inc., a Florida
state-chartered holding company with $168.5 million in total assets
•
No additional capital required to complete the transaction
•
Acquired branches will operate as Centennial Bank, a
wholly-owned subsidiary of Home BancShares, Inc.
•
Proceeds from transaction between $33.06 million and
$33.96 million
–
90% HOMB Common Stock
–
10% Cash
•
Purchase price includes conversion of Broward stock
warrants into $3.0 million of Broward common equity
–
Priced between 1.645 and 1.649 of pro forma tangible common
equity as of June 30, 2014

•
Additive to current South Florida footprint
–
Expands into the southeast coast of Florida
•
Financially attractive transaction –
immediately accretive to:
–
Net income
–
Earnings per share
–
Book value
–
Tangible book value
•
Addition of experienced Southeast Florida
bankers to the Centennial Bank team

•
2 full service locations in Fort Lauderdale, Florida
•
Broward Bank has recently been ranked 12
th
in the “DepositAccounts.com
Top 200 Healthiest Banks 2014”.
Note:  Core deposits defined as total deposits less time deposits greater than $100K;
Shown as Broward Bank of Commerce. (’09YE-’14MRQ)

Core Deposits ($mm)
$0
$20
$40
$60
$80
$100
'09YE '10YE '11YE '12YE '13YE '14MRQ
$39
$68
$73
$95
$93
$100

Rank Institution Branches
Deposits
($mm)
Dep/Branch
($mm)
Market
Share
1 BANK OF AMERICA CORPORATION 73 10,305,955 $ 141,177 $    24.7%
2 WELLS FARGO & COMPANY 74 7,979,329      107,829       19.1%
3 JPMORGAN CHASE & CO. 49 2,877,219      58,719         6.9%
4 CITIGROUP INC. 15 2,837,281      189,152       6.8%
5 SUNTRUST BANKS, INC. 36 2,607,879      72,441         6.2%
6 BB&T CORPORATION 41 2,303,376      56,180         5.5%
7 BANKUNITED, INC. 22 1,645,838      74,811         3.9%
8 HSBC HOLDINGS PLC 4 1,176,432      294,108       2.8%
9 NEW YORK COMMUNITY BANCORP, INC. 8 1,155,598      144,450       2.8%
10 FIRST BANCORP 4 1,142,091      285,523       2.7%
HOME BANCSHARES, INC. - PRO-FORMA 2 126,170         63,085         0.3%
30 BROWARD FINANCIAL HOLDINGS, INC. 2 126,170         63,085         0.3%
•
Broward is ranked 30
th
with aggregate market share of 0.30% in Broward County
(1)  Deposit market share as of 6/30/13

Deposit Market Share of Top 10 Holding Companies in Broward County (1)

Note: Dollars in Millions

HOMB
Florida
Traditions
HOMB – Pro-Forma
Transaction Accounts
Money Market & Savings
Jumbo Time Deposits
Retail Time Deposits
12%
13%
18%
57%
16%
37%
10%
37%
12%
13%
20%
55%
6%
23%
27%
44%
Broward
Bank
HOMB
6/30/2014
Acquired
FL Traditions
Deposits
6/30/2014
Acquired
Broward
Deposits
6/30/2014
HOMB
Pro-Forma
Transaction Accounts $         2,947                                                  $            102 $ $       3,082
Money Market & Savings 932 101 64 1,097
Retail Time Deposits 616 27 39 682
Jumbo Time Deposits 697 43 8 748
$         5,192 $            273 $ $       5,609
33
144

Note: Dollars in Millions
(1) Includes Agriculture
(2) Before loan discounts

Loan Type
HOMB
(6/30/14)
Acquired
Traditions
Loans (2)
(6/30/14)
Acquired
Broward
Loans (2)
(6/30/14)
HOMB
Pro-forma
Total
% of
Pro-forma
Total
Loans
Commercial RE
(Non-farm/non-residential & agriculture)
$  1,906 $       149 $       55 $
Construction/Land
Development
648 25 10 683 14.4%
Residential Real Estate
1,207 31 26 1,264 26.5%
Commercial & Industrial
(1)
512 49 19 580 12.2%
Consumer
56 2 1 59 1.2%
Other
67 - - 67 1.4%
Total
$  4,396    $       256 $     111          4,763 $ 100.0%
44.3% 2,110

Note:  Dollars in Millions
Year Acquired Bank Acquisition Type Location Assets
2003 Community Bank Market Cabot, AR $326
2005 Twin City Bank Market North Little Rock, AR $633
2005 Marine Bank Market Marathon, FL $258
2005 Bank of Mountain View Market Mountain View, AR $203
2008 Centennial Bank Market Little Rock, AR $234
2010 Old Southern Bank FDIC-assisted Orlando, FL $335
2010 Key West Bank FDIC-assisted Key West, FL $97
2010 Coastal Community Bank FDIC-assisted Panama City, FL $362
2010 Bayside Savings Bank FDIC-assisted Port Saint Joe, FL $63
2010 Wakulla Bank FDIC-assisted Crawfordville, FL $353
2010 Gulf State Community Bank FDIC-assisted Carrabelle, FL $112
2012 Vision Bank Market Panama City, FL $530
2012 Heritage Bank of Florida FDIC-assisted Lutz, FL $225
2012 Premier Bank §363 Bankruptcy Tallahassee, FL $265
2013 Liberty Bancshares, Inc. Market Jonesboro, AR $2,853
2014 Florida Traditions Bank Market Dade City, FL $307
2014 Broward Financial Holdings, Inc. Market Ft. Lauderdale, FL $169

Note: Pro-forma map as of July 2014
ARKANSAS
83 Branches
ALABAMA
7 Branches
Panhandle
29 Branches
FLORIDA
17 Branches
FLORIDA
4 Branches
FLORIDA
9 Branches
South
Central
Southwest
Keys
FLORIDA
Branch Locations (151)
FLORIDA
2 Branches
Southeast

Note: Map as of July 2014

Branch Locations
Mountain View (2)
Searcy (3)
Beebe (2)
Ward
Cabot (5)
Jacksonville (3)
Sherwood
Greenbrier
Vilonia
Conway (7)
Mayflower
Maumelle
Little Rock (8)
Bryant
Quitman
Fordyce
North Little Rock (5)
Morrilton
Heber Springs
ARKANSAS
Jonesboro (7)
Batesville (2)
Highland
Monette
Mountain Home (2)
Paragould (3)
Rector Bentonville
Fayetteville (2)
Fort Smith (3)
Rogers
Siloam Springs (2)
Springdale
Tontitown
Atkins
Clarksville
Dardanelle (2)
Russellville (3)
Pottsville
Van Buren
Branch Locations (83)

Note: Map as of July 2014

Eastpoint Apalachicola
Carrabelle Port St. Joe
Lynn Haven
Panama City
St. George Island
Panama City Beach (2)
Mexico Beach
Southport
Blountstown
Bristol
Tallahassee (6)
Crawfordville
Daphne
Fairhope
Point Clear
Elberta
Foley
Orange Beach
Gulf Shores
Navarre
Destin
Wewahitchka
ALABAMA
FLORIDA
Quincy
St. Marks
Pensacola (2)
Santa Rosa
Beach (2)
Branch Locations (36)

Note: Map as of July 2014

Clermont
Lake Mary
Longwood
Winder Park
Orlando (2)
Kissimmee
St. Cloud
Winter Haven
Lakeland
Zephyrhills
Plant City
Tampa
Lutz
Wesley Chapel
Dade City
Spring Hill
Branch Locations (17)

Note: Pro-forma map as of July 2014

FLORIDA
Port Charlotte
Punta Gorda
Marco Island
Key Largo
Islamorada
Marathon (2)
Big Pine
Key West (3)
Summerland
Eastpoint
Apalachicola
Carrabelle
Port St. Joe
Lynn Haven
Panama City
St. George Island
Panama City Beach (2)
Mexico Beach
Southport
Blountstown
Bristol
Tallahassee (6)
Navarre
Wewahitchka
Destin Quincy
Crawfordville
Existing Branch Locations (59)
St. Marks
Pensacola (2)
Santa Rosa
Beach (2)
Orlando (2)
Winter Park
Clermont
Lutz
Wesley Chapel
Tampa
Lake Mary
Longwood
Kissimmee
St. Cloud
Zephyrhills
Dade City
Plant City
Lakeland
Winter Haven
Spring Hill
Ft. Lauderdale (2)
Broward Branch Locations (2)
Naples

Corporate Headquarters
Home BancShares, Inc.
719 Harkrider Street, Suite 100
P.O. Box 966
Conway, AR 72033
Financial Information
Brian Davis
Investor Relations Officer
(501) 328-4770
Website
www.homebancshares.com